Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-122746 on Form S-8, Registration Statement No. 333-122742 on Form S-3 and Amendment No. 1 to Registration Statement No. 333-106065 on Form S-2 of our report dated December 15, 2005 relating to the 2005 financial statement schedule of RGC Resources, Inc., appearing in Item 15 of this Form 10-K/A of RGC Resources, Inc.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
October 31, 2008